Exhibit 99.1

ROCK ENERGY RESOURCES ANNOUNCES CHANGE IN BOARD OF DIRECTORS

Houston, Texas: Rock Energy Resources, Inc. (RCKE.PK) announced today the appointment of Mr. Craig Liukko, the President and CEO of Mancos, Colorado based Red Arrow Gold Corporation to RCKE’s Board of Directors.

Mr. Liukko, age fifty-four, is founder, President and CEO of Red Arrow Gold Corporation and its predecessor company which began operations in Silverton, Colorado in 1980. He has been self employed in the manufacturing and mining business since 1977. He has broad-based experience in all phases of mining, milling and permit procurement. He is a licensed blaster with extensive experience in the safe use of explosives for surface and underground mining operations. He has been a certified Mine Safety and Health Administration (MSHA) instructor since 1988 and is approved to train employees for most mine related activities. His success in management and leadership coupled with hands on experience are a valuable asset to the Company.

As previously announced, on December 20, 2011, RCKE acquired 100% of the common shares of American Patriot Gold (www.americanpatriotgold.com), which holds a 49% direct interest in the Red Arrow mine.

Mr. Liukko fills the position previously held by Mr. Terrence Dunne, who contemporaneously resigned from the RCKE Board.

Commenting on the changes in the Board at RCKE, Rocky Emery, Chairman and CEO of RCKE stated, “ We welcome Craig to our Board, further cementing the relationship between our two companies. Craig’s considerable depth of operating experience and tireless work to rejuvenate the Red Arrow mine over the past five years, has allowed us to begin milling operations as of this past week, and has set the stage for delineation of additional reserves in our planned 43-101 core drilling program. The Board also thanks Mr. Dunne for his service to RCKE as the Company made its transition into the Natural Resources mining sector.”

Craig Liukko, added, “My work over the past number of months with Rocky and his team demonstrated to me a consistent high level of professionalism and a diligent focus on good corporate governance. I’m delighted we have been able to further join forces in building out this very exciting project.”

Cautionary Statements

CAUTIONARY STATEMENT REGARDING FUTURE RESULTS AND FORWARD-LOOKING STATEMENTS: This Web site and press release contains information. including statements as to the Company’s future financial or operating performance, that constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which statements are intended to be covered by the safe harbor created by such sections and other applicable laws. All statements, other than statements of historical fact, are forward-looking statements. The words "believe", "expect", "anticipate", "contemplate", "target", "plan", "intends", "continue", "budget", "estimate", "may", "will", "schedule" and similar expressions identify forward-looking statements. Forward-looking statements are necessarily based upon a number of estimates and assumptions that, while considered reasonable by the Company, are inherently subject to significant business, economic and competitive uncertainties and contingencies. Known and unknown factors could cause actual results to differ materially from those projected in the forward-looking statements. Such forward-looking statements include, without limitation: (i) estimates of future mineral production, results and sales; (ii) estimates of future costs applicable to sales, other expenses and taxes, for specific operations and on a consolidated basis; (iii) estimates of future capital expenditures, construction, production or closure activities; (iv) statements regarding future exploration potential, asset potential, potential resource expansion and targeted production; (v) estimates and expectations regarding reserves, nonreserve mineralization and potential ounces; (vi) statements regarding fluctuations in capital and currency markets; (vii) statements regarding potential cost savings, productivity, operating performance, and cost structure; (viii) expectations regarding the development, growth, mine life, production and costs applicable to sales and exploration potential of the Company's projects; and (ix) expectations regarding the impacts of operating technical or geotechnical issues in connection with the Company's projects or operations. Estimates or expectations of future events or results are based upon certain assumptions, which may prove to be incorrect. Such assumptions, include, but are not limited to: (i) there being no significant change to current geotechnical, metallurgical, hydrological and other physical conditions; (ii) permitting, development, operations and expansion of the Company's projects being consistent with current expectations and mine plans; (iii) certain price assumptions for gold, copper and oil; (iv) certain effective tax rate assumptions (v) prices for key supplies being approximately consistent with current levels; and (vi) the accuracy of our current mineral reserve and mineral resource estimates. Where the Company expresses or implies an expectation or belief as to future events or results, such expectation or belief is expressed in good faith and believed to have a reasonable basis. However, forward-looking statements are subject to risks, uncertainties and other factors, which could cause actual results to differ materially from future results expressed, projected or implied by such forward-looking statements. Such risks include, but are not limited to, gold and other metals price volatility, currency fluctuations, increased production costs and variances in ore grade or recovery rates from those assumed in mining plans, political and operational risks in the jurisdiction in which we operate, changes in governmental regulation, including taxation, environmental, permitting and other regulations, and judicial outcomes The Company does not undertake any obligation to release publicly revisions to any "forward-looking statement," to reflect events or circumstances after the date of publication, or to reflect the occurrence of unanticipated events, except as may be required under applicable securities laws.

Contact:

Rocky V Emery

Chairman and CEO

832-301-5968

email: remery@americanpatriotgold.com

2607 Sara Ridge

Katy Texas  77450